LM Funding America Announces Pricing of Registered Direct Offering for Aggregate

Gross Proceeds of $6.5 Million

TAMPA, FL, December 19, 2025 (GLOBE NEWSWIRE) — LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin treasury and mining company, today announced that it has entered into securities purchase agreements with institutional investors to purchase 1,822,535 shares of common stock and 7,332,395 pre-funded warrants in lieu of shares of common stock along with warrants to purchase up to an aggregate of 9,154,930 shares of common stock in a registered direct offering. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and accompanying warrant is $0.71. The warrants will have an exercise price of $0.71, be exercisable beginning on the effective date of stockholder approval and will expire on the five-year anniversary from the date of stockholder approval. In addition, the Company agreed to reduce the exercise price on outstanding warrants to purchase 3,472,740 shares of common stock held by an investor from $2.95 to $0.87, subject to stockholder approval, and extend the term of such warrants to five years from the date of stockholder approval.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $6.5 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about December 22, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-281528), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 21, 2024. A prospectus supplement relating to the offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), operates as a Bitcoin treasury and mining company. The Company was founded in 2008 and is based in Tampa, Florida. The Company also operates a technology-enabled specialty finance business that provides funding to nonprofit community associations primarily in the State of Florida. For more information, please visit https://www.lmfunding.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation,

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the expected completion, timing and size of the offering, the intended use of proceeds from the offering, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collect sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations

Orange Group

Yujia Zhai

LMFundingIR@orangegroupadvisors.com

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